Exhibit 99.1

VIASPACE Reports Progress on Phase II of Department of Homeland Security’s Advanced Container
Security Device Project

PASADENA, CA—February 20, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, is progressing on key milestones in the execution of its contract with L-3 Communications for Phase II of the US Department of Homeland Security’s Advanced Container Security Device project which is developing leading edge sensor and data fusion technology for maritime cargo container security.

The objective of the US Department of Homeland Security’s Advanced Container Security Device program is to develop, field-test and transition to commercialization the next generation of shipping container security devices. Governments and port authorities recognize that the 17 million cargo containers in use throughout thousands of ports and transport hubs around the world are highly vulnerable to terrorism, smuggling and theft, according to ABI Research. The constant flow of goods and materials through border crossings and ports poses a substantial security risk, as dense freight loads can hide anything from explosives and weapons to stolen goods, drugs and stowaways. Of the more than 20,000 cargo containers entering the United States daily, only 2% are inspected.

Wholly owned subsidiary VIASPACE Security is developing sensor data fusion technology for the Advanced Container Security Device project, under a contract award to L-3 Communications, Security and Detection Systems from the Department of Homeland Security. As part of the L-3 engineering team on ACSD, VIASPACE Security is providing software that leverages its Active State Model and SHINE inference engine to continually and quickly synthesize information from multiple sensors to automatically detect an unauthorized door opening, container breach attempt or presence of human beings in sealed shipping containers. VIASPACE has an exclusive license from Caltech to commercialize the revolutionary SHINE technology for most major applications including container security, diagnostics/prognostics, sensor fusion and homeland defense.

VIASPACE has made significant progress in Phase II of the ACSD project to date including completion of the data collection technology and algorithm development and is now translating the algorithms into code to run on the container security devices. The company is working closely with the team at L-3 Communications, which is developing the electronics, building the devices and assembling the software for the final deliverable, the container security device prototypes.

Dr. Carl Kukkonen, CEO of VIASPACE, commented: “Ensuring the integrity of maritime cargo containers is critical to national security and it is gratifying to play a role in this important project. Detecting breaches and contraband in sealed cargo containers from point of departure to final destination is a highly complex endeavor with stringent requirements and many variables. We are proud to be working with L-3 Communications, and eagerly anticipate delivering the container security device prototype units to the Department of Homeland Security later this year.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory.

For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.